EXHIBIT 32.2

CERTIFICATIONS

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Larry E. Finger, the Senior Vice President — Chief Financial Officer and Treasurer of Federal Realty Investment Trust (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s amended Annual Report on Form 10-K/A for the year ending December 31, 2003 (the “Report”). The undersigned hereby certifies that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: March 26, 2004	/s/ Larry E. Finger

NAME: Larry E. Finger TITLE: Senior Vice President — Chief Financial Officer and Treasurer